UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2016

FS Investment Corporation III

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-01047 (Commission File Number)	90-0994912 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On November 15, 2016, Burholme Funding LLC (“Burholme Funding”), a wholly owned financing subsidiary of FS Investment Corporation III (the “Company”), entered into a Fifth Amendment Agreement (the “Fifth Amendment”) to the Committed Facility Agreement dated as of October 17, 2014 (as amended, modified or supplemented from time to time, the “Committed Facility”) with BNP Paribas Prime Brokerage International, Ltd. The Fifth Amendment increased the maximum commitment financing available to Burholme Funding under the Committed Facility to $250 million from $200 million. No other material terms of the Committed Facility changed in connection with the Fifth Amendment.

The foregoing description of the Fifth Amendment as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of November 15, 2016, Michael Lawson resigned from his position as Chief Financial Officer of the Company. Mr. Lawson’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Lawson’s resignation, on November 16, 2016, the Company’s board of directors appointed Edward T. Gallivan, Jr. as Chief Financial Officer of the Company. Set forth below is biographical information pertaining to Mr. Gallivan.

Edward T. Gallivan, Jr.

Edward T. Gallivan, Jr., 54, has served as the Chief Financial Officer of FS Investment Corporation IV and FS Energy and Power Fund since September 2015 and November 2012, respectively. He previously served as Chief Financial Officer of the Company from June 2013 to December 2014. Previously, Mr. Gallivan was a director at BlackRock, Inc. from 2005 to October 2012, where he was head of financial reporting for over 350 mutual funds. From 1988 to 2005, Mr. Gallivan worked at State Street Research & Management Company, where he served as the assistant treasurer of mutual funds. Mr. Gallivan began his career as an auditor at the global accounting firm, PricewaterhouseCoopers LLP, where he practiced as a certified public accountant. Mr. Gallivan received his B.S. in Business Administration (Accounting) degree at Stonehill College in Massachusetts.

Mr. Gallivan was not appointed to serve as Chief Financial Officer pursuant to any agreement or understanding with the Company or any other person. There are no material contracts or agreements between the Company and Mr. Gallivan. Mr. Gallivan is employed by the Company’s affiliate, Franklin Square Holdings, L.P., and will not receive any direct compensation from the Company.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Fifth Amendment Agreement, dated as of November 15, 2016, to the Committed Facility Agreement, dated as of October 17, 2014, between BNP Paribas Prime Brokerage International, Ltd. and Burholme Funding LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation III

Date: November 21, 2016	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Fifth Amendment Agreement, dated as of November 15, 2016, to the Committed Facility Agreement, dated as of October 17, 2014, between BNP Paribas Prime Brokerage International, Ltd. and Burholme Funding LLC.